UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 26, 2012 (March 26, 2012)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

Atlantic American Corporation (the “Company”) incorporates by reference herein the information contained in Item 4.02 below.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, management and the Audit Committee of the Board of Directors of the Company determined that an other than temporary impairment on certain equity securities was more appropriately recognized in the fourth quarter of 2010 rather than in 2011.  As a result of this determination, the Company’s management and Audit Committee of the Board of Directors concluded on March 26, 2012 that the Company’s previously issued consolidated financial statements as of and for the quarter and year ended December 31, 2010, which have been included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 25, 2011, should no longer be relied upon.

Accordingly, the Company intends to restate its financial statements for the quarter and year ended December 31, 2010.  Such restatement is preliminarily expected to result in a net realized investment loss for 2010 of $741 thousand versus a previously reported net realized investment gain of $1.6 million in that period.  The Company preliminarily expects that the restatement will also result in net income of $1.0 million for the year ended December 31, 2010 compared with net income of $2.5 million previously reported.

The Company intends to issue a press release announcing the restatement of its financial statements for the aforementioned periods and announcing its financial results for the fourth quarter and year ended December 31, 2011 on March 26, 2012.

Management of the Company and the Audit Committee of the Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with BDO USA, LLP, the Company’s independent registered public accounting firm.

Amounts reported in this Current Report on Form 8-K are preliminary only, and reflect the Company’s current expectations with respect to its restated results of operations for the quarter and year ended December 31, 2010.  The impact of the restatement on the Company’s December 31, 2010 balance sheet is not expected to be significant.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements relate to future events or the future performance of the Company.  Forward-looking statements are not guarantees of performance or results.  These forward-looking statements are based on the current beliefs and expectations of the management of the Company and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties.  Words like “may,” “plan,” “anticipate,” “believe,” “intend,” “expect,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used.  Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements include those in connection with finalizing the Company’s restated financial results for 2010 and as discussed in the Company’s Annual Report on Form 10-K for the quarter and year ended December 31, 2010 and other reports and statements the Company has filed with the SEC.  You should consider such factors and not place undue reliance on such forward-looking statements.  No obligation is undertaken by the Company to update such forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
ATLANTIC AMERICAN CORORATION

By:	/s/ John G. Sample, Jr.
John G. Sample, Jr.
Senior Vice President and Chief Financial Officer

Date:  March 26, 2012